SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                            _________________________

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OR REPORT
                  FILED PURSUANT TO SECTION 12, 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                Spatialight, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                 AMENDMENT NO. 3

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report dated July 10, 1996 on Form 8-K as set forth in the pages attached hereto, as was subsequently amended by Form 8-K/A dated July 25, 1996 and by Form 8-K/A dated September 17, 1996:

     Item 5. Other Events.

     The registrant reported a private placement of its common stock and warrants on Form 8-K dated July 10, 1996. On November 11, 1996, in connection with the approval by the investors to permit a future additional offering of common stock (relating to the Company's planned stock for stock exchange for the remaining 20% common shares of Spatialight of California (formerly WAH-III) owned by the original owners), the Company entered into an Amendment Agreement which re-priced the July 11, 1996 offering (at $1.125 per share) to $.8352 per share and issued an additional 550,000 shares to the original investors.

     Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

     (a)  Financial Statement of Business Acquired. Not required.

     (c)  Exhibits.

          Exhibit 10.33 Amendment to Share Purchase Agreements (two):
                        (1)  Jalcanto, Ltd.
                        (2) Sabotini, Ltd.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 20, 1996                    Spatialight, Inc.
                                        -----------------------------
                                               (Registrant)

                                           /s/ William E. Hollis
                                           ---------------------
                                        William E. Hollis, President